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                                                  Exhibit 5.2

                                                  October 18, 1995

International Paper Capital Trust
c/o International Paper Company
Two Manhattanville Road
Purchase, New York 10577

International Paper Company
Two Manhattanville Road
Purchase, New York 10577

Ladies and Gentlemen:

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act"), in connection with the registration under the Act of (i) 9,000,000 5 1/4% Convertible Preferred Securities (liquidation preference $50 per Convertible Preferred Security) (the "Preferred Securities") of International Paper Capital Trust, a statutory business trust organized under the laws of the State of Delaware (the "Trust"), representing undivided beneficial interests in the assets of the Trust; (ii) 5 1/4% Convertible Junior Subordinated Deferrable Interest Debentures Due 2025 (the "Convertible Junior Subordinated Debentures") of International Paper Company, a New York corporation (the "Company"), which may be distributed under certain circumstances to the holders of the Preferred Securities; (iii) the shares of common stock, par value $1.00 per share (the "Common Stock"), of the Company issuable upon conversion of the Preferred Securities and the Convertible Junior Subordinated Debentures; and
(iv) the Preferred Securities Guarantee of the Company (as defined below).

          The Preferred Securities were issued pursuant to the amended and restated declaration of trust of the Trust, dated as of July 13, 1995 (the "Declaration") among the Company, as sponsor, Charles Greenberg, John R.



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International Paper Company
October 18, 1995
Page 2

Jepsen and Syvert E. Nerheim, as regular trustees, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as property trustee, and guaranteed (the "Preferred Securities Guarantee") by the Company as to the payment of distributions and as to payments on liquidation, redemption and otherwise pursuant to the Preferred Securities Guarantee Agreement, dated as of July 20, 1995 (the "Preferred Securities Guarantee Agreement"), between the Company and The Bank of New York, as trustee. The proceeds from the sale by the Trust of the Preferred Securities were invested in the Convertible Junior Subordinated Debentures, which were issued pursuant to an Indenture, dated as of July 1, 1995, between the Company and The Bank of New York, as trustee.

          In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement on Form S-3 (File No. 33-62283) as filed by the Company and the Trust with the Securities and Exchange Commission (the "Commission") on August 31, 1995 under the Act and Amendment No. 1 thereto, filed on the date hereof (the Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement") relating to the Preferred Securities, the Preferred Securities Guarantee, the Convertible Junior Subordinated Debentures and the Common Stock; (ii) an executed copy of the Declaration filed as an exhibit to the Registration Statement; (iii) the form of the Common Stock filed as an exhibit to the Registration Statement and a specimen certifi-cate thereof; (iv) the Restated Certificate of Incorporation of the Company as currently in effect; (v) the By-laws of the Company as currently in effect; (vi) certain resolutions of the Board of Directors of the Company, the Finance Committee of the Board of Directors, and the Pricing Committee of the Board of Directors, in each case relating to the issuance of the Convertible Junior Subordinated Debentures and the shares of Common Stock issuable upon conversion; (vii) an executed copy of the Preferred
Securities Guarantee Agreement; (viii) the form of the Preferred
Securities filed as an exhibit to the Registration Statement and a specimen certificate thereof; (ix) the designation of the terms of the Pre-



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International Paper Company
October 18, 1995
Page 3

ferred Securities; (x) the form of the Convertible Junior Subordinated Debentures filed as an exhibit to the Registration Statement and a specimen certificate thereof; (xi) an executed copy of the Indenture; and (xii) an executed copy of the Registration Rights Agreement, dated July 20, 1995, between the Trust and CS First Boston Corporation, as representative of the several initial purchasers, filed as an exhibit to the Registration Statement.


          In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have as-sumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. In addition, I have assumed that the Common Stock as executed will be in the form reviewed by me. As to any facts material to the opinions expressed herein which were not independently established or verified, I have relied upon oral or written statements and representations of officers trustees and other representatives of the Company, the Trust and others.

          I am admitted to the bar in the State of New York, and I express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

          Based upon and subject to the foregoing, I am of the opinion that the shares of Common Stock initially issuable upon conversion of the Preferred Securities and the Convertible Junior Subordinated Debentures have been duly authorized and reserved for issuance upon conversion


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International Paper Company
October 18, 1995
Page 4


and, when certificates representing the Common Stock in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and, if and when issued upon conversion of the Preferred Securities and the Convertible Junior Subordinated Debentures, such Common Stock will be validly issued, fully paid and, except as provided in Section 630 of the Business Corporation Law of the State of New York, nonassessable.

          I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the categry of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ James W. Guedry
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